EXHIBIT 99.2 Interim Order Authorizing a Secured Post-Petition Financing Chapter 11

Case No.

INTERIM ORDER, PURSUANT TO SECTIONS 364(C) AND (D) OF THE BANKRUPTCY CODE AND FED. R. BANKR. P. 4001, (I) AUTHORIZING THREE D DEPARTMENTS, INC. TO OBTAIN POST-PETITION FINANCING AND INCUR POST-PETITION INDEBTEDNESS WITH SUPERPRIORITY OVER CERTAIN ADMINISTRATIVE EXPENSES, SECURED BY LIENS, AND (II) MODIFYING THE AUTOMATIC STAY

Date:    August 6, 1998
Time:    9:30 a.m.
Place:   Courtroom 520
         34 Civic Center Plaza
         Santa Ana, CA



Three D Departments, Inc., debtor and debtor-in-possession in the above-captioned chapter 11 case (the "Debtor"), having filed with this Court a motion dated July __, 1998 (the "Motion"), pursuant to 11 U.S.C. sections 364(c) and (d) and Fed. R. Bankr. P. 4001 for an Order, INTER ALIA:
                  (1) Authorizing the Debtor to borrow, on a revolving credit basis, or obtain letters of credit, in an aggregate sum not to exceed $10,000,000 at any one time outstanding, pursuant to the terms of (i) a Loan and Security Agreement dated as of August 7, 1998, between the Debtor, as borrower, and Foothill Capital Corporation ("Foothill"), as lender (the "Loan Agreement"), and (ii) the Loan Documents (as defined in the Loan Agreement) (the "Loan Documents"), which Loan Agreement is substantially in the form annexed as Exhibit "A" to this Order (the "Foothill Facility");
                  (2) Approving the terms and conditions of the Loan Documents and authorizing the Debtor to execute and enter into the Loan Documents;
                  (3) Authorizing the Debtor to use the proceeds of the initial advances under the Loan Agreement to repay in full all of the prepetition obligations of the Debtor owed to Foothill pursuant to that certain Loan and Security Agreement dated as of July 27, 1994, between Debtor as borrower and Foothill as lender (the "Prepetition Loan Agreement");


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                  (4) Authorizing the Debtor to execute and deliver, from time to time, all such other documents, instruments and agreements, and perform such other acts, as may be required in connection with the Loan Documents;
                  (5) Authorizing the Debtor, under 11 U.S.C. section 364(c) and
         (d), to obtain post-petition financing and incur post-petition indebtedness under the Foothill Facility with a superpriority over any and all administrative expenses and secured by liens on and security interests in all of the Debtor's now existing and after-acquired assets and property, both real and personal, which indebtedness owing by the Debtor to Foothill shall, (a) pursuant to 11 U.S.C. section 364(c)(l), have priority over any and all administrative expenses of the kind specified in 11 U.S.C. sections 503(b) and 507(b), subject and subordinate only to the payment of, to the extent and only to the extent permitted by decretal paragraph 12 of this Order: (i) the Ordinary Administrative Expenses Exception (as defined below); (ii) the "Professional Fees Exception (as defined below); and (iii) the United States Trustee Fees (as defined below), and (b) pursuant to 11 U.S.C. sections 364(c)(2) and (3) and 364(d), be secured by liens on and security interests in all of the Debtor's now existing and hereafter acquired assets and property, which liens and security interests shall be subject and subordinate only to (i) the Professional Fees Exception,
         (ii) the United States Trustee Fees, and (iii) Permitted Priority Liens (as defined in the Loan Documents);

                 (6) Authorizing, after an interim hearing on the Motion, the Debtor to obtain interim financing of up to $6,260,855 from Foothill on an emergency basis, under the same terms and conditions as set forth in the Loan Documents, pending a final hearing on the motion in accordance with Bankruptcy Rule 4001(c); and


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                  (7) Granting the Debtor such other and further relief as the
         Court deems necessary, appropriate, equitable and proper; and the Debtor having requested in the Motion, pursuant to Bankruptcy Rule 4001(c), that the Court consider, on an expedited basis, the proposed interim financing requested in the Motion; and pursuant to Fed. R. Bankr. P. 4001(c)(l) and 2002, it appearing that any and all necessary notice of the interim hearing and the relief requested in the Motion has been duly provided; and upon the record of the interim hearing held this day before this Court; and this Court having noted the appearances of all parties in interest in the record of this Court; and it appearing to this Court that the relief requested in the Motion is in the best interests of the Debtor, its estate, and its creditors and is essential for the continued operation of the Debtor's business; and it further appearing that the Debtor is unable to obtain unsecured credit for money borrowed allowable as an administrative expense under 11 U.S.C. section 503(b)(l); and due deliberation having been had; and sufficient cause appearing therefor;
                  THE COURT HEREBY FINDS as follows:
                  A. Capitalized terms used in this Order and not otherwise defined herein have the meanings ascribed to such terms in the Loan Documents and exhibits thereto, the terms of which shall be, and they hereby are, incorporated herein by reference as if fully set forth at length.
                  B. On July 30, 1998, the Debtor filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and is continuing to manage its properties and operate its business as a debtor-in-possession pursuant to 11 U.S.C. sections 1107 and 1108.
                  C. This Court has jurisdiction over this case and the parties and property affected hereby pursuant to 28 U.S.C. sections 157(b) and 1334.
                  D. The Debtor has provided due and sufficient notice of the hearing on the Motion and its request for the relief set forth in the Motion, and no further notice of the request for relief granted in this Order is required. Such notice is appropriate, adequate, and proper under the circumstances of this case as set forth herein, in the Motion and as presented to the Court.


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                  E. New borrowing facilities are not available to the Debtor without the Debtor and this Court granting to Foothill, pursuant to 11 U.S.C. sections 364(c) and (d), a superpriority administrative expense and security for such obligations through the granting of a security interest and lien.
                  F. In order to continue the ordinary course operations of the Debtor's business, it is necessary for the Debtor to borrow money and otherwise obtain credit from Foothill to facilitate, among other things, the purchase of post-petition merchandise. Without such borrowings and credit, the Debtor will be unable to continue as a going concern, resulting in the eventual liquidation of its business.
                  G. The Debtor is unable to obtain working capital financing either (i) allowable under 11 U.S.C. section 503(b)(l) as an administrative expense pursuant to 11 U.S.C. sections 364(a) or 364(b), or (ii) secured by liens and in amounts and on as favorable terms as are contemplated by the Loan Documents. After considering all alternatives, the Debtor has concluded, in the exercise of its best and reasonable business judgment, that the Foothill Facility represents the best working capital financing available.
                  H. Good cause has been shown for the entry of this Order. Among other things, the ability of the Debtor to continue to finance its operations and the availability of financing pursuant to this Order and the Loan Documents is vital to the Debtor, and the entry of this Order will minimize the disruption to the Debtor's business that otherwise would result from the termination of the Debtor's prepetition financing. The preservation and maintenance of the going-concern value of the Debtor is of the utmost significance and importance to maximize value to creditors pursuant to the provisions of chapter 11 of the Bankruptcy Code. The terms of the borrowings and issuance of Letters of Credit authorized hereby are fair under the circumstances. Entry of this Order will be in the best interests of the Debtor, its estate and creditors.


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                  Accordingly, it is hereby FOUND, ORDERED, DETERMINED AND
         DECREED, as follows:
                  1. The Debtor's Motion, as it relates to interim approval of the Loan Agreement, shall be, and it hereby is, approved in all respects.
                  2. Good and sufficient notice of the Motion's request for interim approval of the Foothill Facility and the hearing thereon has been provided and any requirement for other and further notice be, and it hereby is, dispensed with and waived.
                  3. The relief granted by this Court pursuant to this Order is necessary to avoid immediate and irreparable harm to the Debtor's estate pending a final hearing on the Motion.
                  4. An immediate need exists for the Debtor to obtain cash advances and Letters of Credit to continue the ordinary-course operation of the Debtor's business.
                  5. The Debtor is unable to obtain cash advances and Letters of Credit facilities as unsecured credit allowable under 11 U.S.C. section 503(b)(1). Without the availability of the Foothill Facility, it is unlikely that the Debtor will be able to preserve the going-concern value of its business. The preservation and maintenance of the going-concern value of the Debtor is of utmost significance and importance to maximizing value to creditors pursuant to the provisions of chapter 11 of the Bankruptcy Code.
                  6. As set forth in the Motion, and based upon the record of these proceedings, this Court finds that the terms of the interim financing under the Foothill Facility requested in the Motion have been negotiated in good faith and at arms length between the Debtor and Foothill, and any credit extended by Foothill pursuant to the terms of the Loan Documents and this Order shall be, and it hereby is, deemed to have been extended in good faith (as that term is used in 11 U.S.C.
         section 364(e)).


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                  7. The Debtor will receive, directly or indirectly,
         post-petition loans and/or advances and credit and thereby will benefit from the Foothill Facility authorized by this Order. In connection with such loans and/or advances, the Debtor shall maintain such books and records as are necessary to account for all funds borrowed.
                  8. The Debtor is authorized on an emergency interim basis to borrow or obtain cash advances and Letters of Credit up to the aggregate principal amount of $6,260,855 outstanding at any one time pursuant to the terms of the Loan Documents, which authorization is without prejudice to the Debtor's request for authorization at the final hearing on the Motion to borrow funds and obtain Letters of Credit in such amounts as are permissible under the Loan Documents, which Loan Documents hereby are approved in all respects (including all rights and remedies set forth or referred to in the Loan Documents).
                  9. The Debtor is authorized to use the proceeds of the advances made and the Letters of Credit issued under the Loan Agreement to satisfy fully all of the prepetition obligations of the Debtor owing to Foothill pursuant to the Prepetition Loan Agreement in the approximate amount of $5,260,855, subject to the provisions of paragraph 16.
                  10. The Debtor is authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of documents substantially in the form and substance represented by the Loan Documents and Letter of Credit applications and reimbursement agreements with third parties as contemplated by the Loan Documents, all of which are hereby approved) and to pay all fees and other amounts that may be required or necessary for the Debtor's performance under the terms of this Order, the Loan Documents, and the financing pursuant to the Foothill Facility hereby approved.


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                  11. All of the Debtor's obligations to Foothill for
         indebtedness arising in respect of this interim approval of the Foothill Facility hereby are authorized and granted superpriority administrative expense status, in accordance with 11 U.S.C. section 364(c)(1), over any and all administrative expenses of the Debtor, whether heretofore or hereafter incurred, of the kind specified in 11 U.S.C. sections 503(b) or 507(b), but shall be subject and subordinate, to the extent provided in decretal paragraph 12 of this Order, to the Ordinary Administrative Claims Exception, the Professional Fees Exception, and amounts payable to the United States Trustee pursuant to 28 U.S.C. section 1930(a)(6) (the "United States Trustee Fees"). No other claim having a priority senior or PARI PASSU to that granted to Foothill in this Order shall be granted while any portion of the Foothill Facility or the commitment thereunder remains outstanding.
                  12. The Debtor shall be permitted to pay, as the same may become due and payable (i) the United States Trustee Fees, and (ii) except as limited by the provisos below, (y) administrative expenses of the kind specified in 11 U.S.C. section 503(b) incurred in the ordinary course of the Debtor's business, other than those covered by clause (z) below (the "Ordinary Administrative Expenses Exception") and (z) compensation and reimbursement of expenses to professionals allowed and payable under 11 U.S.C. sections 330 and 331 (including professionals of the Debtor and of the Official Creditors Committee ("Creditors Committee")) (the "Professional Fees Exception"); PROVIDED that, subject to the next following proviso, the foregoing clause (ii) shall be inapplicable following written notice from Foothill to counsel for the Debtor and Creditors Committee if (A) an Event of Default (as defined in the Loan Agreement) has occurred and is continuing and Foothill has accelerated the maturity of the obligations of the Debtor under the Loan Documents (or such obligations have matured in accordance with their terms) and has ceased funding under the Loan Documents (except that Foothill may continue to make protective advances permitted by the Loan Documents) and Foothill has commenced the exercise of, and is diligently exercising, all or some of its default remedies with respect to all or a material part of the Collateral (as defined below), (B) the chapter 11 case of the Debtor is converted to a chapter 7 case, or (C) a trustee is appointed in the Debtor's case and the Debtor ceases to be a debtor-in-possession; and PROVIDED, FURTHER, that, the foregoing proviso notwithstanding, up to but not more than $200,000 in the aggregate may be paid pursuant to the Professional Fees Exception following the occurrence of an event described in the foregoing proviso. If and to the extent that the Debtor makes any payment of administrative expenses in accordance with the foregoing, such payment shall be made free and clear of the lien and security interest of Foothill with respect to the amounts so paid.
                  13. As security for the full and timely payment and
         performance of each of the obligations of the Debtor under and pursuant to the Loan Documents and the Foothill Facility authorized hereby, Foothill hereby is granted pursuant to 11 U.S.C. sections 364(c)(2) and
         (3) and 364(d), liens on and security interests in, all of the Debtor's assets and properties of the Debtor's estate (within the meaning of the Bankruptcy Code), real (including leasehold interests and estates, the "Real Property Collateral") and personal, and all proceeds, rents, products, and profits of any of the foregoing, whether now owned or hereafter acquired (collectively, the "Collateral").
                  14. The liens on and security interests granted to Foothill in the Collateral shall, except with respect to Permitted Priority Liens, be first priority liens and security interests, senior to all other liens and security interests, if any, subject only to the Professional Fees Exception and the United States Trustee Fees.
                  15. The liens and security interests granted to Foothill hereunder shall not be (i) subject to any lien or security interest that is avoided and preserved for the benefit of the Debtor's estate under 11 U.S.C. section 551, (ii) surcharged under 11 U.S.C. section 506(c), or (iii) subordinated to or PARI PASSU with any other lien or security interest under 11 U.S.C. section 364(d) or otherwise; PROVIDED, HOWEVER, that such liens and security interests granted Foothill, shall be subject and subordinate only to (x) Permitted Priority Liens, and (y) the Professional Fees Exception and the United States Trustee Fees.


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                  16. Foothill claims and the Debtor admits that Foothill has a prepetition security interest in or lien on all of the Collateral (other than the Real Property Collateral) that secures the prepetition claims of Foothill that are being repaid from the initial proceeds of the Foothill Facility, and that Foothill's pre-petition claim is fully secured and allowable. This Court has not made, and does not hereby make, any finding as to the validity, perfection, fully secured status, or non-avoidability of the prepetition claims, security interests, or liens of Foothill, and, except as provided below in this paragraph, the provisions of this Order do not bar the subsequent assertion, if and as appropriate, of any avoiding powers of the Debtor or any trustee appointed in this Chapter 11 Case with respect to any prepetition claims of Foothill or any transfers (pre or post petition) by the Debtor on account thereof. The Creditors Committee or any trustee appointed between entry of this Order and ninety (90) days thereafter shall have a period of up to ninety (90) days from and after the date of entry of this order within which to assert any challenge to the validity, perfection, fully secured status, or non-avoidability of the prepetition claims, security interests, or liens of Foothill, or any transfers (pre or post petition) to Foothill with respect thereto, and, unless an appropriate motion or adversary proceeding challenging any of same has been filed by the Creditors Committee or ant trustee appointed between entry of this Order and ninety (90) days thereafter with this Court and served on Debtor, Foothill and their counsel within such ninety (90) day period, no person thereafter shall be entitled to assert or allege any such challenge.
                  17. Foothill is not willing to provide the Financing unless Foothill has a first priority security interest in and lien on the Collateral (subject only to certain Permitted Priority Liens and administrative claims as provided hereinabove). Pursuant to Section 364(d)(1)(A) of the Bankruptcy Code, this Court finds that the Debtor is not able to obtain the postpetition credit it needs without granting Foothill such senior security interests in and liens on the Collateral as described herein. In order to grant Foothill such senior security interests and liens, this Court must find that the interest of any


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         creditor with a prepetition lien that is not a Permitted Priority Lien
         (if any such creditor exists) is adequately protected. This Court finds that the interest of any such prepetition lien creditor whose lien is not a Permitted Priority Lien is adequately protected because Foothill is providing replacement financing for the secured prepetition financing extended to Debtor by Foothill under the Prepetition Loan Agreement, and is providing additional much-needed working capital to the Debtor under the Loan Agreement and the other Loan Documents which will benefit all creditors by preserving the going concern value of the Debtor and providing new value to the Debtor.
                  18. (a) The liens and security interests granted in favor of Foothill described herein and in the Loan Documents shall be deemed valid, binding, enforceable and perfected upon entry of this Order;
                      (b) Foothill shall not be required to file any financing statements, mortgages, notice of lien or similar instruments in any jurisdiction or filing office, or to take possession of any item of Collateral securing the indebtedness hereby approved, or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Order or pursuant to the Loan Documents;
                      (c) To the extent that any applicable non-bankruptcy law otherwise would restrict the granting, scope, enforceability, attachment, or perfection of the security interests and liens authorized or created hereby, or otherwise would impose filing or registration requirements with respect thereto, such law hereby is preempted to the maximum extent permitted by the United States Constitution, the Bankruptcy Code, otherwise applicable federal law, and the judicial power of the Bankruptcy Court;
                      (d) Should Foothill, in its sole discretion, from time to time, choose to file such financing statements, mortgages, notices of lien or similar instruments, take possession of any item of Collateral securing the indebtedness hereby authorized, or take any other action to validate or perfect any such security interest or liens, the Debtor is authorized and directed to execute and deliver same, and all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Order; and


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                      (e) A certified photocopy of this Order may, in the
         discretion of Foothill, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, mortgages, notices of lien or similar instruments, and all filing offices are hereby directed to accept such certified copy of this Order for filing and recording.
                  19. In making decisions to make advances to or issue Letters of Credit under the Loan Documents or to collect the indebtedness and obligations of the Debtor, Foothill shall not be deemed to be in control of the operations of the Debtor or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive, Environmental Response, Compensation and Liability Act, as amended, or any similar Federal or state statute).
                   20. The provisions of this Order shall be binding upon and inure to the benefit of Foothill and the Debtor and its respective successors and assigns (including, without limitation, any chapter 11 or chapter 7 trustee or other fiduciary hereafter appointed for the estate of the Debtor or with respect to the Debtor's properties or assets and any purchaser of an assignment of all or a portion of Foothill's interest in the Foothill Facility);
                  21. The Debtor promptly shall mail copies of this Order to (a) counsel for the Official Unsecured Creditors' Committee appointed in this case, (b) The United States Trustee for the Central District of California, (c) counsel to Foothill, and (d) any party that has requested special notice as of the date of this order. Any other further obligation to provide notice of the relief granted herein shall be, and hereby is, dispensed with and waived.


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                  22. (a) If an Event of Default has occurred and is continuing under the Loan Documents, Foothill, any purchaser of Collateral at a foreclosure sale from Foothill, any purchaser of Collateral at a sale pursuant to 11 U.S.C. section 363, and any other similar person shall have all of the rights of the Debtor to apply to the Court to cause all rights and obligations of the Debtor under or in respect of all executory contracts, leases and agreements to which the Debtor is a party to be assumed or rejected pursuant to 11 U.S.C. section 365(a) as Foothill or such person may direct (except to the extent that such executed contracts, leases or agreements were theretofore duly assumed or rejected by the Debtor), and to seek to cause such rights or obligations to be assigned to Foothill or to such person (assuming that adequate assurance of future performance is provided) pursuant to 11 U.S.C. section 365(f);
                      (b) If an Event of Default has occurred and is continuing under the Loan Documents, Foothill and such other persons referred to in this decretal paragraph 22 shall have the right to apply to the Court to effect such assumption, rejection or assignment, and such foreclosure or other sale, all as Foothill or such persons may direct, without further action by the Debtor; and
                      (c) If an Event of Default has occurred and is continuing under the Loan Documents, without limiting its other rights, Foothill and such other persons referred to in this decretal paragraph 22 may apply to this Court for judicial foreclosure of its liens on the Collateral or any part of it, and this Court reserves jurisdiction to conduct such a foreclosure and will not abstain from exercising such jurisdiction.
                  23. Except as otherwise provided for in the Loan Documents, no order confirming a plan of reorganization or dismissing the chapter 11 case of the Debtor under 11 U.S.C. sections 303, 305 or 1112 or otherwise shall be entered unless prior to the entry thereof all obligations and indebtedness owing to Foothill under the Loan Documents shall have been paid in full and all outstanding Letters of Credit shall have been terminated or cash collateralized in accordance with the provisions of the Loan Documents.


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                  24. The provisions of this Order shall be immediately
         effective upon entry of this Order by the Court and any actions taken pursuant hereto shall survive entry of, and shall govern with respect to any conflict with, any Order which may be entered confirming any plan of reorganization or which may be entered converting the chapter 11 case of the Debtor from chapter 11 to chapter 7. The terms and provisions of this Order as well as the claims, liens and security interests, and all rights of Foothill and obligations of the Debtor created or arising pursuant hereto, shall continue in the chapter 11 case of the Debtor and in any superseding cases under the Bankruptcy Code, and such claims, liens and security interests shall maintain their priority as provided by this Order until satisfied and discharged in accordance with the terms of the Loan Documents.
                  25. Consistent with 11 U.S.C. section 364(e), if any or all of the provisions of this Order are hereafter modified, vacated or stayed:
                      (a) such stay, modification or vacation shall not affect the validity of any obligation, indebtedness, liability, security interest or lien granted or incurred by the Debtor to Foothill prior to the effective date of such stay, modification or vacation, or the validity and enforceability of any security interest, lien, priority or right authorized or created hereby pursuant to the documents; and


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                  (b) any indebtedness, obligation or liability incurred by the
         Debtor to Foothill or any trustee under any Loan Document prior to the effective date of such stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and Foothill and any trustee under any Loan Document shall be entitled to all the rights, remedies, privileges and benefits, including the security interests, liens and priorities granted herein and pursuant to the Loan Documents, with respect to any such indebtedness, obligation or liability. All advances under the Loan Documents (including issuance of Letters of Credit by Foothill or other letter of credit issuers) are made in reliance upon this Order, and, therefore, the indebtedness evidenced by such advances (and reimbursement obligations relating to Letters of Credit) prior to the effective date of any stay, modification or vacation of this Order cannot (i) be subordinated (except as otherwise expressly provided in this Order as to the payment of the Professional Fees Exception and the United States Trustee Fees under 28 U.S.C. section 1930(a)(6)), (ii) lose its priority lien or superpriority administrative expense claim status, or (iii) be deprived of the benefit of the status of the liens, security interests and claims granted to Foothill under this Order or the Loan Documents, as a result of any subsequent order in the chapter 11 case, or any superseding cases, of the Debtor.
                  26. Except as otherwise provided in the Loan Documents, so long as Foothill's commitment or any obligation, liability or indebtedness under the Loan Documents and this Order shall remain outstanding, the Debtor shall not, directly or indirectly, create, incur, assume or permit to exist any security interest, encumbrance, lien or other security arrangement of any kind, on or with respect to the Collateral (other than Permitted Priority Liens) or take or fail to take any action which would grant or create a lien or security interest in favor of any person (other than Foothill) in the Collateral (other than Permitted Priority Liens).


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                  27. Subject only to the provisions of the Loan Documents, the automatic stay provisions of 11 U.S.C. section 362 are vacated and modified to the extent necessary to permit Foothill, upon the occurrence and continuance of any Event of Default as defined in the Loan Documents (collectively, "Events of Default"), upon five Business Days hand delivered notice in writing to Debtor's counsel, counsel for any official creditors committee, and the Court (except as otherwise provided below), to exercise all rights and remedies provided for in the Loan Documents, without filing further pleadings or application to or order of this Court; PROVIDED, HOWEVER, in the event that Foothill reasonably has determined in good faith that truly exigent circumstances exist (such as material fraud, concealment, conversion or abscondment) such that Foothill's ability to be repaid the obligations of Debtor due to Foothill under the Loan Agreement, or the realizable value of Foothill's interest in the Collateral, would be materially impaired or jeopardized as a consequence of the delay occasioned by the giving of such prior written notice, only in such circumstances Foothill shall not be required to give such notice prior to acting but, in such event, Foothill promptly shall give written notice to Debtor's counsel, counsel for any official creditors' committee, and the Court of the exercise of such remedies concurrent with or promptly following the exercise of such remedies. The foregoing notice requirement shall not be applicable to actions taken by Foothill in accordance with the terms of the Loan Documents that are not premised upon the existence of an Event of Default, such as, by way of illustration and not by way of limitation, application of payments received by Foothill from Debtor to the reduction of the obligations of Debtor due to Foothill under the Loan Agreement. Upon the occurrence of any Event of Default, Foothill shall be relieved of any and all obligations to make additional advances or to issue additional Letters of Credit. Subject to the giving of the five Business Days notice by Foothill, to the extent required as set forth above, Foothill shall be and hereby is authorized, in its discretion, to take any and all actions and remedies that Foothill may deem appropriate to proceed against and realize upon the Collateral including, without limitation, (x) application of any cash collateral to the payment of all or a portion of the outstanding


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         indebtedness, liabilities and obligations of the Debtor, and (y) resort to the Collateral and the application of the proceeds thereof to such indebtedness, liabilities and obligations; and the Debtor hereby is directed to cooperate with Foothill in the exercise of such rights. Without limiting the foregoing, the Debtor shall have no right, whether at the maturity of the Foothill Facility or, earlier, if the Foothill Facility is terminated because of the occurrence of an Event of Default, to use or seek to use Foothill's cash collateral (as that term is defined in 11 U.S.C. section 363(a)) in which Foothill has an interest.
                 28. To the extent any of the terms and conditions of the Loan Documents are in conflict with the terms and conditions of this Order, the provisions and intent of this Order shall control. The provisions of this Order shall not be modified without Foothill's consent.
                  29. Nothing in this Order shall (i) constitute a determination of the validity, binding effect, perfection enforceability of any liens or security interests granted any person or entity prior to the date the above-captioned cases were filed, or (ii) prohibit or otherwise limit the right of Debtor, any official unsecured creditors' committee or any bankruptcy trustee for the Debtor from seeking to avoid or otherwise challenging the validity, binding effect, extent, value, priority, enforceability and/or perfection of any such pre-petition liens or security interests, other than as limited by paragraph 16 above. Except with respect to rights specifically addressed herein, the terms of this Order are without prejudice to any rights of any parties in interest in the cases.
                  30. The final hearing on this Motion, pursuant to Bankruptcy Rule 4001, shall be held by the Court on August 21, 1998 at 9:00 AM in Courtroom 520, United States Bankruptcy Court for the Central District of California, 34 Civic Center Plaza, Santa Ana, California 92712.
                  31. Service of this Order, the Motion and upon request, the exhibits attached to this Order, by the Debtor upon (i) counsel for the Official Unsecured Creditors' Committee appointed in this case, (ii) counsel to Foothill, (iii) the United States Trustee for the Central District of California, and (iv) each party requesting special notice, by first class mail on or before August 7, 1998 shall constitute good and sufficient notice of the final hearing on the Motion.

                  32. Objections, if any, to the relief sought in the Motion, shall (i) state the basis for the objection, (ii) be in writing, (iii) be filed with the Clerk of the Bankruptcy Court, and (iv) be served upon (a) counsel for the Debtor, Winthrop Couchot, 3 Civic Plaza, Suite 280, Newport Beach, California 92660 (Attn: Marc Winthrop and Sean O'Keefe), (b) counsel for the Creditors' Committee, "Russ Miliband et al and Kirkpatrick & Stockton and (c) counsel for Foothill, Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California 90071-2604 (Attn: Susan B. Hall, Esq.), together with proof of service thereof, so that they will be received no later than 4:00PM August 18, 1998, with a courtesy copy to Chambers 521.
                  33. The Clerk of Court is hereby directed to forthwith enter this order on the docket of this Court maintained with regard to these cases.

Dated:  August 6, 1998                ------------------------------------------
                  United States Bankruptcy Judge